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                                                                   EXHIBIT 23(D)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated November 14, 1997 on the audited consolidated financial statements and schedule of Charter Behavioral Health Systems, LLC and subsidiaries and to all references to our Firm included in or made a part of this Registration Statement.

                                          /s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
October 2, 1998